News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Generates Record Sales in February 2018

Combined Operations Generated $505,000 in Sales;

Highest Industrial Gas and Welding Supply Sales in Company History

TAMPA, FL – March 14, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company generated record sales of $505,000 for the combined full-month operations of ESSI, Green Arc Supply, and Complete Welding of San Diego. These represent the highest combined industrial gas and welding supply sales in corporate history. This record growth was primarily due to recent acquisitions that expanded the Company into California, Texas and Louisiana, as well as continued growth in Florida.

“We are excited to see the immediate positive impact of our recent acquisitions,” commented Ermanno Santilli, CEO of MagneGas. “We acquired Green Arc and Complete Welding for access to the leading industrial gas markets in the U.S., as well as their experienced and strong local sales teams that have delivered excellent sales results for those businesses. In addition, we recently announced aggressive expansions of the sales teams in Texas and California, and we have implemented a comprehensive product training program to educate our newly acquired customer base on the benefits of MagneGas2®, the world’s only renewable metal cutting fuel. We have had strong recent results in San Diego, where we presented MagneGas2® to four existing clients, and all four placed orders, switching from acetylene to MagneGas2®. We expect to replicate this success at scale as we drive training, customer support and marketing campaigns to further enhance our growth in these new markets.”

“We see these sales results as a great example of the positive impact of our accretive acquisition strategy, as well as our growth potential as expand nationwide,” commented Scott Mahoney, CFO of MagneGas. “Our core strategy in 2018 is to make a series of highly accretive acquisitions that drive value strategically and operationally, as we undertake a complete financial transformation of our business. As an example, we exited 2017 with approximately $0.15 of revenue per share. Today, we are projecting almost $1.00 in revenue per share, with significantly improved profitability, clearly demonstrating the accretive nature of our growth strategy. We look forward to driving near term revenue growth, improved EBITDA, and ultimately strong positive free cash flows as we continue to expand the scale and scope of our business.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.